Exhibit 99.1

FOR IMMEDIATE RELEASE

IAC REPORTS Q3 RESULTS

NEW YORK—November 1, 2005—IAC/InterActiveCorp (Nasdaq: IACI) reported Q3 results today.

Q3 SUMMARY RESULTS
$ in millions (except per share amounts)

	Q3 2005	Q3 2004	Growth
Revenue	$1,483.3	$957.3	55%
Operating Income Before Amortization	$156.3	$76.9	103%
Adjusted Net Income	$114.6	$70.4	63%
Adjusted EPS	$0.32	$0.19	69%
Operating Income	$21.3	$16.8	27%
Net Income	$68.1	$89.5	-24%
GAAP Diluted EPS	$0.19	$0.24	-20%

Overall Highlights

•                  IAC performed strongly with growth from each of its principal sectors.

•                  Operating Income Before Amortization margins increased by 250 basis points versus the prior year period.

•                  IAC repurchased 18.1 million shares of its common stock between July 1 and October 28, 2005, at an average price of $25.36.

•                  Operating income was impacted by a non-cash compensation charge of $67 million related to the Expedia spin-off (please see page 7 for more information).

Sector Highlights

•                  Retailing benefited from the inclusion of Cornerstone Brands and improved top-line results at HSN, though gross margins declined slightly.  Online demand was strong and now represents 23% of IAC’s U.S. Retailing business.

•                  Services was driven by significant growth at LendingTree, particularly from closing loans in its own name along with double-digit growth from the Lending exchange, strong domestic concert and sporting event ticket sales, and international expansion in Ticketing.

•                  Media & Advertising now includes Ask Jeeves which increased its share of U.S. search queries to 6.4% in September (source: comScore) and the decision to reduce the number of sponsored search results on Ask’s U.S. site is tracking favorably.  Citysearch strengthened its position in local online pay-for-performance advertising and delivered its second consecutive quarter of profitable growth.  Unique users at Citysearch increased 168% to record levels.

•                  Membership & Subscriptions was led by record results at Personals, which increased worldwide subscribers by 19% and recently launched Chemistry.com, a new premium relationship service.  Vacations had soft top-line growth but strong bottom-line performance and launched an online travel and lifestyle membership club.

IAC acquired Ask Jeeves on July 19, and spun-off Expedia to shareholders and effected a 1-for-2 reverse stock split on August 9.  Accordingly, results for Ask Jeeves are included from the date of acquisition, and results for Expedia prior to the spin-off are treated as discontinued operations.  Please see page 10 for GAAP financial statements, and page 16 for definitions of non-GAAP measures.

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SECTOR RESULTS

Sector results for the third quarter ended September 30 were as follows ($ in millions):

	Q3 2005	Q3 2004	Growth
REVENUE
Retailing	$749.5	509.1	47%
Services	486.2	306.3	59%
Media & Advertising	83.5	7.9	958%
Membership & Subscriptions	162.8	138.9	17%
Emerging Businesses	9.6	1.7	466%
Other	(8.3)	(6.6)	-26%
Total	$1,483.3	$957.3	55%
OPERATING INCOME BEFORE AMORTIZATION
Retailing	$54.0	$40.2	34%
Services	86.0	45.1	91%
Media & Advertising	9.3	(2.4)	NM
Membership & Subscriptions	36.1	16.7	116%
Emerging Businesses	(2.4)	0.0	NM
Corporate	(26.6)	(22.8)	-17%
Total	$156.3	$76.9	103%
OPERATING INCOME (LOSS)
Retailing	$38.0	$26.6	43%
Services	69.6	31.1	124%
Media & Advertising	(0.9)	(12.1)	93%
Membership & Subscriptions	27.4	6.8	302%
Emerging Businesses	(2.4)	(0.2)	-1244%
Corporate	(110.4)	(35.5)	-211%
Total	$21.3	$16.8	27%

Please see discussion of financial and operating results beginning on page 3, and reconciliations to the comparable GAAP measures and further segment detail beginning on page 13.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

RETAILING
	Q3 2005	Q3 2004	Growth
	$ in millions
Revenue
U.S.	$664.3	$437.1	52%
International	85.2	72.0	18%
	$749.5	$509.1	47%
Operating Income Before Amortization
U.S.	$56.7	$43.1	31%
International	(2.8)	(2.9)	6%
	$54.0	$40.2	34%
Operating Income (Loss)
U.S.	$41.1	$29.9	37%
International	(3.1)	(3.3)	6%
	$38.0	$26.6	43%

Retailing results were driven primarily by the inclusion of Cornerstone Brands, which was acquired in April 2005 and accordingly is not reflected in the prior year results. U.S. Retailing also includes HSN, which modestly improved its revenue growth as compared to the second quarter.  While still in the early stages, the integration of Cornerstone Brands is underway with a number of products now being tested on HSN and HSN.com in anticipation of increased cross-selling in 2006.

U.S. Retailing revenue benefited from a 35% increase in units shipped, principally reflecting Cornerstone Brands as well as strong growth at HSN.com.  Profits grew at a slower pace than revenue due to the inclusion of Cornerstone Brands (catalogs have relatively higher operating expenses) and lower gross profit margins at HSN resulting primarily from increased clearance sales and markdowns.  Prior year results were adversely impacted by the Florida hurricanes, which resulted in programming disruptions and increased costs, due to mandatory evacuations.  As compared to its prior year period, Cornerstone Brands grew revenue at a double-digit rate.

International Retailing grew revenue by 18%, while profits grew more slowly due principally to gross margin declines.  Foreign exchange had little impact on the results during the quarter.

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SERVICES

	Q3 2005	Q3 2004	Growth
	$ in millions
Revenue
Ticketing	$227.5	$182.0	25%
Lending	142.8	39.9	258%
Real Estate	16.3	8.1	102%
Teleservices	87.4	74.5	17%
Home Services	12.2	1.9	550%
	$486.2	$306.3	59%
Operating Income Before Amortization
Ticketing	$49.9	$32.4	54%
Lending	30.6	7.7	298%
Real Estate	(2.4)	(1.2)	-102%
Teleservices	4.4	5.9	-26%
Home Services	3.5	0.2	1508%
	$86.0	$45.1	91%
Operating Income (Loss)
Ticketing	$42.8	$25.2	70%
Lending	25.3	2.6	878%
Real Estate	(5.4)	(2.8)	-95%
Teleservices	4.4	5.9	-26%
Home Services	2.6	0.2	1091%
	$69.6	$31.1	124%

Services results were driven by significant growth at LendingTree, particularly from closing loans in its own name along with double-digit growth from the Lending exchange, strong domestic concert and sporting event ticket sales, and international expansion in Ticketing.  The segment formerly known as Financial Services & Real Estate is now being reported as separate segments, Lending and Real Estate.

Worldwide ticket sales increased by 28% and the gross value of tickets increased by 30%. Domestic Ticketing revenue increased 29%.  International Ticketing revenue grew by 16%, or 14% excluding the benefit of foreign exchange. Ticketmaster’s purchase of the remaining interest in its Australian joint venture (in April 2005) and an acquisition in Finland (in August 2004) contributed 20% of Ticketing’s overall revenue growth.  Ticketing profit growth was attributable to higher tickets sales and increased cross-selling on behalf of IAC businesses and other affiliates.

The significantly higher revenue and profit generated from the loans LendingTree is closing in its own name and improved conversion of customer traffic into revenue-generating transactions benefited Lending’s results.  Refinance mortgages performed strongly and increased as a percent of revenue from the prior year period, while revenue from purchase and home equity loans also increased. Lending profits grew faster than revenue due primarily to lower marketing expenses as a percentage of revenue, offset partially by lower gross margins as a percentage of revenue due to the higher costs related to originating, funding and closing loans.

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Real Estate revenue was driven by a 34% increase in closings, primarily due to the acquisition of iNest in October 2004, and double-digit growth in the company’s other real estate businesses.  Real Estate losses increased principally due to higher marketing expenses relating to a test advertising campaign for RealEstate.com.  RealEstate.com now makes available 1.5 million home listings.

Home Services includes ServiceMagic which was acquired in September 2004. ServiceMagic acquired ImproveNet in August 2005 and these two businesses have integrated their operations.  The business continues to scale its network of service providers.

MEDIA & ADVERTISING

	Q3 2005	Q3 2004	Growth
	$ in millions
Revenue	$83.5	$7.9	958%
Operating Income Before Amortization	$9.3	$(2.4)	NM
Operating Loss	$(0.9)	$(12.1)	93%

Media & Advertising’s results largely reflect Ask Jeeves, which was acquired in July 2005 and therefore is not included for the entire period.  Ask Jeeves’ properties increased their share of U.S. search queries to 6.4% in September (source: comScore). Ask Jeeves’ decision to significantly reduce the number of sponsored search results on its site is believed to have enhanced the search experience for users.  Sector results were also favorably impacted by increased pay-for-performance revenue and lower operating expenses at Citysearch, which contributed positive earnings in the quarter.

For the full quarter, as compared to its prior year period, Ask Jeeves increased revenue by 15%.  This was attributable primarily to an increase in queries in North America.  Growth rates were adversely impacted by the reduced monetization efforts, as anticipated.  Profit margins at Ask Jeeves also declined due to increased sales and marketing expense and higher revenue share payments to third party traffic sources.

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MEMBERSHIP & SUBSCRIPTIONS

	Q3 2005	Q3 2004	Growth
	$ in millions
Revenue
Vacations	$66.1	$63.6	4%
Personals	66.0	49.7	33%
Discounts	30.8	25.6	20%
	$162.8	$138.9	17%
Operating Income Before Amortization
Vacations	$26.6	$22.5	18%
Personals	16.6	4.5	271%
Discounts	(7.1)	(10.3)	31%
	$36.1	$16.7	116%
Operating Income (Loss)
Vacations	$20.2	$16.2	25%
Personals	15.8	2.8	472%
Discounts	(8.6)	(12.1)	29%
	$27.4	$6.8	302%

Membership & Subscriptions results were led by record revenue and profits at Personals, which increased paid subscribers by 19%, attributable largely to Match.com’s successful marketing efforts in the U.S., continued international expansion, and higher revenue per subscriber.  Revenue growth at Vacations was slower than in prior quarters due to inventory constraints reflective of high-occupancy levels in the travel industry, as well as slightly fewer vacation confirmations as compared to the prior year period.

Vacations revenue growth was driven by a 5% increase in members and higher average fees.  Vacations profit growth was attributable to increased revenue and higher gross margins, partially offset by costs associated with its newly launched online travel and lifestyle membership club.  22% of vacations were confirmed online during the quarter, versus 20% in the prior year period.

Personals revenue growth benefited from higher average prices for packages.  International subscribers grew by 13% driven by expansion in several markets, most notably in Scandinavia and Latin America.  Personals profit growth was attributable to higher revenue partially offset by higher marketing expenses, start-up costs in connection with Chemistry.com, a newly launched premium relationship service, and charges in the prior year period related to the elimination of non-core businesses.

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OTHER ITEMS

Operating Income Before Amortization was impacted by a 17% increase in corporate and other expense to $26.6 million, including transaction expenses related to the spin-off of $2.1 million in Q3 (and $16.1 million year-to-date). Operating income was impacted by the increase noted above, plus significantly higher non-cash compensation expense. The increase in non-cash compensation was principally due to a $67 million charge (or $49 million, net of tax) related to the treatment of vested stock options in connection with the Expedia spin-off.  To a lesser degree, non-cash compensation increased due to the acquisitions of Cornerstone and Ask Jeeves. These increases were partially offset by a reduction in non-cash compensation expense of $5.5 million due to the cumulative effect of a change in the Company’s estimate related to the number of stock-based awards that are expected to vest.

Other income was impacted by a $9.4 million gain reflecting changes to the fair value during the period ended September 30, 2005 of the derivatives that were created in the Expedia spin-off. The derivatives arise due to IAC’s obligation to deliver both IAC and Expedia shares upon the conversion of the Ask Jeeves notes and the exercise of certain IAC warrants.  Net income was also adversely impacted by the decreased contribution of our discontinued operations due primarily to including Expedia’s results through August 9, as compared to the entire third quarter in the prior year.

The consolidated effective tax rates for continuing operations and adjusted net income were 17% and 32% in Q3 2005 compared to 15% and 26%, respectively, in Q3 2004.  The Q3 2005 effective tax rates were lower than the statutory rate of 35% due principally to the recognition of a capital loss, a non-taxable gain associated with derivatives, interest received on IRS refunds, and net adjustments related to the reconciliation of provision accruals to tax returns.  These favorable items were partially offset by state taxes.  With respect to continuing operations, these items were further offset by non-deductible non-cash compensation.  In 2004, the effective tax rate for continuing operations and adjusted net income was lower than the statutory rate due to tax-exempt interest and foreign tax credits, partially offset by state taxes and foreign losses for which no benefit was recognized.

LIQUIDITY AND CAPITAL RESOURCES

 During 2005, $1.6 billion in cash has been used to fund common share repurchases through October 28. IAC repurchased 18.1 million shares of common stock from the spin-off through October 28, at an average price of $25.36. Prior to the spin-off, IAC repurchased 26.4 million common shares at an average price of $24.67. Additionally, in connection with the sale of its interest in VUE in June, IAC received 28.3 million IAC common shares as part of the consideration. The common share numbers for periods prior to the spin-off are stated after giving effect to the reverse stock split and the average price for repurchases prior to the spin-off has been adjusted for both the reverse stock split and the value of the spin-off. Also, 13.1 million shares of preferred stock for $656 million in cash were put to IAC in connection with the spin-off.

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LIQUIDITY AND CAPITAL RESOURCES – continued

Subsequent to September 30, 2005, there are some significant items which will impact our net cash position of $1.4 billion.  After giving effect to these items, and adjusting for debt that is non-recourse to IAC, the Company would have had approximately $1.3 billion in net cash and securities as of September 30 as follows (rounding differences may exist):

	Cash & Securities	Debt	Net Cash (Debt)
	($ in billions)

As reported as of September 30, 2005 (a)	$3.1	$1.8	$1.4
LendingTree Loan’s debt non-recourse to IAC	—	(0.4)	0.4
Sub-total	3.1	1.4	1.8
Pro forma adjustments:
Income tax on sale of VUE interests (12/05)	(0.2)	—	(0.2)
Common share repurchases (10/1 - 10/28/05)	(0.2)	—	(0.2)
Maturity of 6.75% senior notes (11/15/05)	(0.4)	(0.4)	—
Pro forma as of September 30, 2005	$2.3	$1.0	$1.3

(a)	Includes restricted cash and cash and marketable securities in net funds collected on behalf of Ticketing clients.

DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions).

	Shares	Avg. Strike/ Conversion	As of 10/28/05	Dilution at:
Share Price			$25.65	$30.00	$35.00	$40.00	$45.00
Absolute Shares as of 10/28/05	319.2		319.2	319.2	319.2	319.2	319.2
RSUs	5.8		5.8	5.8	5.8	5.8	5.8
Options	41.8	$17.14	12.2	13.3	14.3	15.0	15.5
Warrants	35.3	$27.81	4.5	5.5	7.9	10.4	13.1
Convertible Notes	4.3	$14.82	4.3	4.3	4.3	4.3	4.3
Other	0.2		0.2	0.2	0.1	0.1	0.1
Total Treasury Method Dilution			27.0	29.1	32.4	35.7	38.9
% Dilution			7.8%	8.4%	9.2%	10.0%	10.9%
Total Treasury Method Diluted Shares Outstanding			346.3	348.4	351.7	354.9	358.1

IAC has outstanding approximately 6.1 million shares of restricted stock and restricted stock units (“RSUs”), which generally vest over five years from date of grant, including 3.1 million issued in 2005, and 0.3 million which will be settled in cash and therefore have no dilutive effect.

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OPERATING METRICS

			Q3 2005	Q3 2004	Growth
RETAILING
Retailing - U.S.
Units shipped (mm)			12.4	9.2	35%
Gross profit%			37.6%	38.2%
Return rate			16.4%	15.4%
Average price point			$58.89	$51.60	14%
Internet%	(a	)	23%	15%
HSN total homes - end of period (mm)			88.9	85.0	5%
Catalogs mailed (mm)			92.3	18.8	391%
SERVICES
Ticketing
Number of tickets sold (mm)			28.9	22.6	28%
Gross value of tickets sold (mm)			$1,432	$1,103	30%
Lending
Transmitted QF’s (000s)	(b	)	879.4	579.6	52%
Closings - units (000s)	(c	)	75.8	65.9	15%
Closings - dollars ($mm)			$9,934	$6,871	45%
Real Estate
Closings - units (000s)			4.0	3.0	34%
Closings - dollars ($mm)			$1,068	$762	40%
MEDIA & ADVERTISING
Ask Jeeves Revenue by traffic source (pro forma)
Proprietary			65.9%	65.7%
Network			34.1%	34.3%
MEMBERSHIP & SUBSCRIPTIONS
Vacations
Members (000s)			1,764	1,681	5%
Confirmations (000s)			202	204	-1%
Share of confirmations online			22%	20%
Personals
Paid Subscribers (000s)			1,178.9	989.8	19%

(a)         Internet demand as a percent of total Retailing - U.S. demand excluding Liquidations and Services.

(b)         Customer “Qualification Forms” (QFs) transmitted to at least one exchange lender (including LendingTree Loans) plus QFs transmitted to at least one GetSmart lender.

(c)          Loan closings consist of loans closed by exchange lenders and directly by LendingTree Loans.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited; $ in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Service revenue	$693,833	$415,317	$1,831,097	$1,279,796
Product sales	789,464	541,976	2,215,732	1,673,296
Net revenue	1,483,297	957,293	4,046,829	2,953,092
Cost of sales-service revenue	321,657	222,562	887,571	681,386
Cost of sales-product sales	482,493	322,649	1,352,310	1,024,155
Gross profit	679,147	412,082	1,806,948	1,247,551
Selling and marketing expense	264,378	138,891	679,681	414,755
General and administrative expense	168,234	119,912	488,493	356,018
Other operating expense	35,134	22,839	87,585	63,260
Amortization of cable distribution fees	17,403	18,046	51,183	53,079
Amortization of non-cash distribution and marketing expense	—	—	—	1,301
Amortization of non-cash compensation expense	84,775	13,495	113,778	47,761
Amortization of intangibles	50,176	46,605	133,933	142,636
Depreciation expense	37,730	35,514	108,141	104,651
Operating income	21,317	16,780	144,154	64,090
Other income (expense):
Interest income	20,062	45,847	115,075	134,437
Interest expense	(11,108)	(20,456)	(51,718)	(59,083)
Gain on sale of VUE	(0)	—	523,487	—
Equity in the income of VUE	(0)	607	21,960	11,293
Equity in the income of unconsolidated affiliates and other	14,263	(1,354)	33,753	13,475
Total other income, net	23,217	24,644	642,557	100,122
Earnings from continuing operations before income taxes and minority interest	44,534	41,424	786,711	164,212
Income tax benefit (expense)	(7,635)	(6,215)	(311,652)	(53,609)
Minority interest in income of consolidated subsidiaries	(527)	(672)	(1,951)	(1,685)
Earnings from continuing operations	36,372	34,537	473,108	108,918
Gain on sale of Euvia, net of tax	(0)	—	79,648	—
Income from discontinued operations, net of tax	33,117	58,204	210,327	98,546
Earnings before preferred dividends	69,489	92,741	763,083	207,464
Preferred dividends	(1,412)	(3,263)	(7,938)	(9,789)
Net earnings available to common shareholders	$68,077	$89,478	$755,145	$197,675
Earnings per share
Basic earnings per share from continuing operations	$0.11	$0.09	$1.40	$0.28
Diluted earnings per share from continuing operations	$0.10	$0.09	$1.33	$0.27
Basic earnings per share	$0.21	$0.26	$2.27	$0.57
Diluted earnings per share	$0.19	$0.24	$2.14	$0.53

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IAC CONSOLIDATED BALANCE SHEET
(unaudited; $ in thousands)

	September 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$909,398	$999,698
Restricted cash and cash equivalents	117,425	41,377
Marketable securities	2,103,160	2,409,745
Accounts and notes receivable, net	497,822	353,579
Loans available for sale, net	416,683	206,256
Inventories, net	428,599	240,917
Deferred income taxes	123,261	107,220
Other current assets	182,713	100,148
Assets held for sale	1,401	339,880
Current assets of discontinued operations	4,602	316,947
Total current assets	4,785,064	5,115,767
Total property, plant and equipment, net	536,876	427,257
Goodwill	7,356,999	5,361,825
Intangible assets, net	1,610,938	1,054,302
Long-term investments	86,522	1,469,020
Preferred interest exchangeable for common stock	—	1,428,530
Cable distribution fees, net	42,767	77,484
Notes receivable and advances, net of current portion	639	615
Deferred charges and other	283,067	94,597
Non-current assets of discontinued operations	7,473	7,369,468
TOTAL ASSETS	$14,710,345	$22,398,865
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations and short-term borrowings	$817,325	$562,953
Accounts payable, trade	288,619	259,510
Accounts payable, client accounts	290,645	176,921
Accrued distribution fees	28,939	36,903
Deferred revenue	123,146	99,258
Deferred income taxes	287	—
Income tax payable	628,035	56,672
Other accrued liabilities	514,503	389,365
Liabilities held for sale	—	295,773
Current liabilities of discontinued operations	18,072	1,015,083
Total current liabilities	2,709,571	2,892,438
Long-term obligations, net of current maturities	962,975	796,715
Other long-term liabilities	204,539	101,332
Non-current liabilities of discontinued operations	8,319	423,521
Deferred income taxes	1,346,371	2,130,386
Common stock exchangeable for preferred interest	—	1,428,530
Minority interest	5,237	20,639
Total shareholders’ equity	9,473,333	14,605,304
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,710,345	$22,398,865

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IAC CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; $ in thousands)

	Nine Months Ended,
	2005	2004
Cash flows from operating activities:
Earnings from continuing operations	$473,108	$108,918
Adjustments to reconcile earnings from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	242,074	247,287
Amortization of non-cash distribution and marketing expense	—	1,301
Amortization of non-cash compensation expense	113,778	47,761
Amortization of cable distribution fees	51,183	53,079
Deferred income taxes	(1,054,605)	64,975
Gain on sale of VUE	(523,487)	—
Equity in income of unconsolidated affiliates, including VUE	(39,580)	(24,024)
Non-cash interest income	(29,511)	(30,854)
Minority interest in income of consolidated subsidiaries	1,951	1,685
Increase in cable distribution fees	(20,067)	(17,770)
Changes in current assets and liabilities:
Accounts and notes receivable	(6,450)	11,372
Loans available for sale	(210,376)	—
Inventories	(92,944)	(63,228)
Prepaids and other assets	(12,031)	(2,516)
Accounts payable and accrued liabilities	548,778	(112,843)
Deferred revenue	32,308	24,310
Funds collected by Ticketmaster on behalf of clients, net	78,666	38,639
Other, net	(4,963)	(2,661)
Net cash (used in) provided by operating activities	(452,168)	345,431
Cash flows provided by (used in) investing activities:
Acquisitions, net of cash acquired	(682,809)	(172,371)
Capital expenditures	(175,660)	(120,448)
(Increase) decrease in long-term investments and notes receivable	(28,707)	26,570
Purchase of marketable securities	(1,943,180)	(2,726,133)
Proceeds from sale of marketable securities	2,324,303	2,185,047
Proceeds from sale of VUE	1,882,291	—
Proceeds from sale of Euvia	183,016	—
Other, net	31,334	1,175
Net cash provided by (used in) investing activities	1,590,588	(806,160)
Cash flows used in financing activities:
Borrowings	80,000	(0)
Increase in warehouse loans payable	205,644	—
Principal payments on long-term obligations	(38,344)	(1,060)
Purchase of treasury stock	(1,420,402)	(429,507)
Proceeds from issuance of common stock, including stock options	80,734	94,057
Redemption of preferred stock	(655,727)	—
Preferred dividends	(7,938)	(9,789)
Other, net	(45,902)	658
Net cash used in financing activities	(1,801,935)	(345,641)
Net cash provided by discontinued operations	599,771	1,021,718
Effect of exchange rates changes on cash and cash equivalents	(26,556)	9,980
Net (decrease) increase in cash and cash equivalents	(90,300)	225,328
Cash and cash equivalents at beginning of period	999,698	759,617
Cash and cash equivalents at end of period	$909,398	$984,945

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
(unaudited; in millions)

	Nine Months Ended September 30,
	2005	2004
Net Cash Provided by Operating Activities	$(452.2)	$345.4
Warehouse loans payable	205.6	—
Capital expenditures	(175.7)	(120.4)
Tax Payments related to the VUE Gain	652.8	—
Preferred dividend paid	(7.9)	(9.8)
Free Cash Flow	$222.7	$215.2

For the nine months ended September 30, 2005, consolidated Free Cash Flow increased by $7.5 million due primarily to higher earnings, and Ticketing client cash, offset by higher capital expenditures, higher cash taxes paid other than the taxes paid on the VUE gain, and higher uses of working capital.  Free Cash Flow includes an increase in warehouse loans payable in Lending, which is offset by a use of working capital related to an increase in loans held for sale.  We exclude cash taxes paid on the gain on the sale of IAC’s interest in VUE in the determination of Free Cash Flow because the proceeds on the sale are excluded from cash provided by operating activities.   Ticketing client cash contributed $78.7 million to the change in operating cash flows, versus $38.6 million in the prior year.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS
(unaudited; in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Diluted earnings per share	$0.19	$0.24	$2.14	$0.53
GAAP diluted weighted average shares outstanding	351,255	366,893	356,285	372,757
Net income	$68,077	$89,478	$755,145	$197,675
Amortization of non-cash distribution and marketing expense	—	—	—	1,301
Amortization of non-cash compensation	84,775	13,495	113,778	47,761
Amortization of intangibles	50,176	46,605	133,933	142,636
Gain on sale of Euvia, net of tax	0	—	(79,648)	—
Discontinued operations, net of tax	(33,117)	(58,204)	(210,327)	(98,546)
Gain on sale of VUE	0	—	(523,487)	—
Equity in the income of VUE	(0)	(607)	(21,960)	(11,293)
Net other income/expense related to fair value adjustment on derivatives	(9,400)	—	(9,400)	—
Impact of income taxes and minority interest	(46,358)	(20,411)	133,814	(63,438)
Interest on convertible notes	412	—	412	—
Adjusted Net Income	$114,565	$70,356	$292,260	$216,096
Adjusted EPS weighted average shares outstanding	356,618	370,661	358,137	376,080
Adjusted EPS	$0.32	$0.19	$0.82	$0.57
GAAP Basic weighted average shares outstanding	326,421	346,702	332,426	348,239
Options, warrants and restricted stock, treasury method	21,367	20,191	19,464	24,518
Conversion of convertible preferred and convertible notes (if applicable)	3,467	—	4,395	—
GAAP Diluted weighted average shares outstanding	351,255	366,893	356,285	372,757
Pro forma adjustments	—	—	—	—
Options, warrants and RS, treasury method not included in diluted shares above	—	—	—	—
Add’l restricted shares and convertible preferred and convertible notes (if applicable)	5,363	3,768	1,852	3,323
Adjusted EPS shares outstanding	356,618	370,661	358,137	376,080

For adjusted EPS purposes, the impact of RSU’s is based on the weighted average amount of RSU’s outstanding as compared with shares outstanding for GAAP purposes, which includes RSU’s on a treasury method basis.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP Q3 AND YTD

(unaudited; $ in millions; rounding differences may occur)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue
Retailing:
U.S.	$664.3	$437.1	$1,829.4	$1,343.0
International	85.2	72.0	280.7	244.6
Total Retailing	749.5	509.1	2,110.0	1,587.6
Services:
Ticketing	227.5	182.0	696.7	579.3
Lending	142.8	39.9	352.2	114.1
Real Estate	16.3	8.1	43.0	18.2
Teleservices	87.4	74.5	241.5	218.9
Home Services	12.2	1.9	30.5	1.9
Intra-sector Elimination	—	—	—	—
Total Services	486.2	306.3	1,363.9	932.4
Media & Advertising	83.5	7.9	104.0	20.6
Membership & Subscriptions:
Vacations	66.1	63.6	208.9	196.7
Personals	66.0	49.7	181.3	147.0
Discounts	30.8	25.6	88.5	85.9
Intra-sector elimination	(0.0)	—	(0.8)	(0.6)
Total Membership & Subscriptions	162.8	138.9	477.9	429.1
Emerging Businesses	9.6	1.7	19.6	1.9
Other	(8.3)	(6.6)	(28.6)	(18.5)
Total Revenue	$1,483.3	$957.3	$4,046.8	$2,953.1
Operating Income Before Amortization
Retailing:
U.S.	$56.7	$43.1	$172.2	$126.3
International	(2.8)	(2.9)	(0.2)	(1.3)
Total Retailing	54.0	40.2	172.0	125.0
Services:
Ticketing	49.9	32.4	159.6	126.0
Lending	30.6	7.7	66.7	18.6
Real Estate	(2.4)	(1.2)	(13.8)	(3.4)
Teleservices	4.4	5.9	11.0	13.3
Home Services	3.5	0.2	9.1	0.2
Total Services	86.0	45.1	232.6	154.7
Media & Advertising:	9.3	(2.4)	10.2	(11.4)
Membership & Subscriptions:
Vacations	26.6	22.5	85.5	70.1
Personals	16.6	4.5	32.5	20.4
Discounts	(7.1)	(10.3)	(31.7)	(30.5)
Total Membership & Subscriptions	36.1	16.7	86.2	60.0
Emerging Businesses	(2.4)	0.0	(8.3)	(1.8)
Corporate Expense and other	(26.6)	(22.8)	(100.9)	(70.8)
Total Operating Income Before Amortization	$156.3	$76.9	$391.9	$255.8
Amortization of Non-Cash Items
Retailing:
U.S.	$15.6	$13.2	$44.4	$39.7
International	0.3	0.3	1.0	1.0
Total Retailing	16.0	13.6	45.3	40.7
Services:
Ticketing	7.1	7.2	21.4	19.6
Lending	5.3	5.1	20.1	15.3
Real Estate	3.0	1.6	10.1	4.8
Teleservices	—	—	—	—
Home Services	0.9	—	1.4	—
Total Services	16.3	14.0	53.0	39.8
Media & Advertising	10.1	9.8	10.2	33.6
Membership & Subscriptions:
Vacations	6.3	6.3	18.9	18.9
Personals	0.9	1.7	2.8	7.0
Discounts	1.6	1.9	4.8	6.1
Total Membership & Subscriptions	8.7	9.9	26.5	32.0
Emerging Businesses	0.0	0.2	0.2	0.5
Corporate Expense and other	83.8	12.7	112.3	45.2
Total amortization of non-cash items	$135.0	$60.1	$247.7	$191.7

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP — continued
(unaudited; $ in millions; rounding differences may occur)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating Income (Loss)
Retailing
U.S.	$41.1	$29.9	$127.8	$86.6
International	(3.1)	(3.3)	(1.2)	(2.3)
Total Retailing	38.0	26.6	126.6	84.3
Services:
Ticketing	42.8	25.2	138.1	106.4
Lending	25.3	2.6	46.6	3.3
Real Estate	(5.4)	(2.8)	(23.9)	(8.2)
Teleservices	4.4	5.9	11.0	13.3
Home Services	2.6	0.2	7.8	0.2
Total Services	69.6	31.1	179.6	114.9
Media and Advertising	(0.9)	(12.1)	0.0	(45.0)
Membership & Subscriptions:
Vacations	20.2	16.2	66.6	51.2
Personals	15.8	2.8	29.7	13.4
Discounts	(8.6)	(12.1)	(36.6)	(36.6)
Total Membership & Subscriptions:	27.4	6.8	59.7	28.0
Emerging Businesses	(2.4)	(0.2)	(8.5)	(2.2)
Corporate Expense and other	(110.4)	(35.5)	(213.3)	(115.9)
Total operating income	21.3	16.8	144.2	64.1
Total other income (expense), net	23.2	24.6	642.6	100.1
Earnings from cont. operations before income taxes and min. int.	44.5	41.4	786.7	164.2
Income tax expense	(7.6)	(6.2)	(311.7)	(53.6)
Minority interest	(0.5)	(0.7)	(2.0)	(1.7)
Earnings from continuing operations	36.4	34.5	473.1	108.9
Gain on sale of Euvia, net of tax	(0.0)	—	79.6	—
Discontinued operations, net of tax	33.1	58.2	210.3	98.5
Earnings before preferred dividends	69.5	92.7	763.1	207.5
Preferred dividends	(1.4)	(3.3)	(7.9)	(9.8)
Net earnings available to common shareholders	$68.1	$89.5	$755.1	$197.7
Supplemental: Depreciation expense
Retailing
U.S.	$10.0	$10.4	$30.5	$30.8
International	1.2	2.6	5.5	7.7
Total Retailing	11.2	13.0	35.9	38.5
Services:
Ticketing	9.2	8.6	27.5	23.7
Lending	1.5	0.7	3.9	2.1
Real Estate	0.3	0.2	0.7	0.5
Teleservices	3.9	4.3	11.4	13.7
Home Services	0.3	0.0	0.7	0.0
Total Services	15.1	13.8	44.3	40.0
Media and Advertising	4.8	0.8	6.9	2.9
Membership & Subscriptions:
Vacations	1.8	2.1	5.3	6.5
Personals	1.6	3.4	6.4	10.0
Discounts	1.2	0.8	3.4	2.6
Total Membership & Subscriptions:	4.6	6.3	15.2	19.1
Emerging Businesses	0.1	0.0	0.3	0.0
Corporate Expense and other	1.9	1.5	5.6	4.2
Total depreciation expense	$37.7	$35.5	$108.1	$104.7

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DEFINITIONS OF NON-GAAP MEASURES

Operating Income Before Amortization is defined as operating income excluding: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, if applicable, and (4) one-time items, if applicable.  We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses.  Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation, non-cash payments to partners, and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders excluding, net of tax and minority interest, (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, if applicable, (4) equity income or loss from IAC’s 5.44% interest in VUE and gain on the sale of IAC’s interest in VUE, (5) non-cash income or expense reflecting changes in fair value of the derivatives created in the Expedia spin-off as a result of both IAC and Expedia shares being issuable upon the conversion of the Ask Jeeves notes and the exercise of certain IAC warrants, (6) one-time items, if applicable and (7) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by weighted fully diluted shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants per the treasury stock method and include all shares relating to restricted stock/share units (“RSU”) in shares outstanding for Adjusted EPS.  This differs from the GAAP method for including RSUs, which treats them on a treasury method basis.  In addition, convertible instruments are assumed to be converted in determining shares outstanding for Adjusted EPS, if the effect is dilutive.  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s passive former ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, including preferred dividends received from VUE, less capital expenditures and preferred dividends paid by IAC. In addition, Free Cash Flow includes tax distributions on the VUE common and preferred interests upon receipt of the distributions by IAC. For purposes of Free Cash Flow, we also include changes in warehouse loans payable in Lending due to the close connection that exists with changes in loans held by sale which are included in cash provided by operations. In addition, Free Cash Flow excludes the taxes paid on the gain on the sale of IAC’s interest in VUE due to the exclusion of the proceeds on the sale from cash provided by operating activities. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

We endeavor to compensate for the limitations of the non-GAAP measures presented by also providing the comparable GAAP measures, GAAP financial statements, and descriptions of the reconciling items and adjustments, to derive the non-GAAP measures.  For IAC’s Principles of Financial Reporting, a detailed explanation of why we believe these non-GAAP measures are useful to investors and management, please refer to IAC’s website at www.iac.com/investors.htm.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the company’s Q3 financial results and certain forward-looking information on Tuesday, November 1, 2005, at 11:00 a.m. Eastern Time (ET).  The live audiocast is open to the public at www.iac.com/investors.htm.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to IAC’s anticipated financial performance, business prospects, new developments, pending transactions and similar matters, and/or statements that use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “believes” and similar expressions.  These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in the forward-looking statements included in this press release for a variety of reasons, including, among others: changes in economic conditions generally or in any of the markets or industries in which IAC’s businesses operate, changes in senior management at IAC and/or its businesses, the rate of growth of the Internet, the e-commerce industry and broadband access, the rate of online migration in the various markets and industries in which IAC’s businesses operate, technological changes, regulatory changes, consumer acceptance of new products and services, the ability of IAC to expand successfully in international markets, and the successful integration of acquired businesses. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors also could have a material adverse effect on IAC’s business, financial condition and results of operations. In light of these risks and uncertainties, the forward-looking statements discussed in this press release may not occur. Accordingly, readers should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release. IAC does not undertake to update these forward-looking statements.

About IAC/InterActiveCorp

IAC operates leading and diversified businesses in sectors being transformed by the internet, online and offline... our mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. To view a full list of the companies of IAC please visit our website at http://iac.com

Contact Us

IAC Investor Relations
Roger Clark / Eoin Ryan
(212) 314-7400

IAC Corporate Communications

Deborah Roth / Andrea Riggs

(212) 314-7254 / 7280

IAC/InterActiveCorp
152 West 57th Street, 42nd Floor New York, NY 10019  212.314.7300 Fax 212.314.7309  http://iac.com

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SEE IMPORTANT NOTES AT END OF THIS DOCUMENT